EXHIBIT 11


                       Congoleum Corporation
              Computation of Income Per Common Share
         (Amounts in thousands, except earnings per share)


                                               Three Months Ended
                                                   March 31,
Primary Earnings Per Common Share:             1997         1996
----------------------------------             -------------------

Income per common and common equivalent
  share                                        $ 1,013    $(1,044)
                                               --------   --------

Weighted average common shares outstanding       9,997     10,000

Effect of assumed exercise of dilutive
  stock options (1)                                 38         --
                                               --------   --------
Weighted average common and common
  equivalent shares                             10,035     10,000
                                               ========   ========
Income per common and common equivalent
  share                                        $  0.10    $ (0.10)
                                               ========   ========

Fully Diluted Earnings Per Common Share
---------------------------------------
Income per common and common equivalent
  share                                        $ 1,013    $(1,044)
                                               ========   ========

Weighted average common shares outstanding       9,997     10,000

Effect of assumed exercise of dilutive
  stock options (1)                                 38         --
                                               --------   --------

Weighted average common and common
  equivalent shares                             10,035     10,000
                                               ========   ========


Income per common and common equivalent
  share                                        $  0.10    $ (0.10)
                                               ========   ========


(1)   Computed based on the treasury stock method.

                                     13

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